Exhibit 10.1

October 30, 2020

Mid-Con Energy Properties, LLC

2431 E. 61st Street, Suite 850

Tulsa, Oklahoma  74136

Attention: Sherry Morgan

Email: smorgan@mceplp.com

Re:

Postponement of Fall 2020 Scheduled Redetermination and Certain Payments under the Credit Agreement, dated as of December 20, 2011, among Mid-Con Energy Properties, LLC, a Delaware limited liability company (the “Borrower”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), and the lenders party thereto (the “Lenders”, and such agreement, as heretofore amended, amended and restated, modified or supplemented, the “Credit Agreement”)

Mrs. Morgan:

This letter (“Postponement Letter”) relates to the Credit Agreement.  Each capitalized term not defined herein shall have the meaning assigned such term in the Credit Agreement.  All references to sections in this Postponement Letter shall refer to sections of the Credit Agreement unless otherwise indicated.

1.Postponement of Fall 2020 Scheduled Redetermination.

Pursuant to Section 2.9 of the Credit Agreement, the next scheduled redetermination of the Borrowing Base is scheduled to occur on or before October 30, 2020 (the “Fall 2020 Scheduled Redetermination”), which is the date that is 30 days after required delivery of the information and Engineering Reports on September 30, 2020 from the Borrower as set forth in Section 2.9.  The Borrower has requested that the Required Lenders agree to postpone, and the Required Lenders do hereby agree to postpone, the Fall 2020 Scheduled Redetermination until December 31, 2020 (the “BBRD Extension”); provided that, the Extension Conditions (as defined below) have been met.

For the avoidance of doubt, the Borrower and the Required Lenders hereby agree that the Fall 2020 Scheduled Redetermination, as postponed pursuant to the BBRD Extension, shall be effectuated pursuant to the procedures set forth in Section 2.9 of the Credit Agreement; provided that (i) the Administrative Agent shall utilize the most recently delivered Engineering Report pursuant to Sections 2.9 and 6.2(e) and such other reports, data and supplemental information, including, without limitation, the information provided by the Borrower pursuant to Sections 2.9 and 6.2(e), as may be reasonably requested by the Required Lenders (such Engineering Report, such certificate and such other reports, data and supplemental information, the “December 2020 BBRD Engineering Reports”) for purposes of proposing a new Borrowing Base, and (ii) the effective date of the new Borrowing Base shall be December 31, 2020 following the delivery of notice of designation thereof (or, if the Administrative Agent has not received the December 2020

BBRD Engineering Reports in a timely manner, then on the Business Day next succeeding delivery by the Administrative Agent of notice of such designation).  Notwithstanding the foregoing, the Borrowing Base may be subject to adjustments from time to time pursuant to the third sentence of Section 2.9 of the Credit Agreement.

2.Postponement of Fall 2020 Scheduled Redetermination and Certain Payment under Amendment No. 15.

Pursuant to Section 4.02(a) of Amendment No. 15, with respect to the Original Deficiency (as defined therein), on November 1, 2020 the Borrower is obligated to pay (a) $1,250,000 plus (b) the Original Deficiency Balance Amount (if any).  The Borrower has requested that the Lenders agree to postpone, and the Lenders do hereby agree to postpone, the portion of such payment due on November 1, 2020 constituting only the Original Deficiency Balance Amount until December 31, 2020 (the “Payment Extension”); provided that, the Extension Conditions have been met.  For avoidance of doubt, the Payment Extension will not affect the portion of the payment due on November 1, 2020 in the amount of $1,250,000 pursuant to Section 4.02(a) of Amendment No. 15.

3.Postponement of Compliance Certificate Delivery and Measurement of Leverage Ratio.

Pursuant to Section 7.13 of Credit Agreement, for the Fiscal Quarter ending September 30, 2020 only, the ratio of the MLP’s Consolidated Funded Indebtedness to the MLP’s Consolidated EBITDAX will not exceed 5.00 to 1.00 (the “Subject Leverage Requirement”), and pursuant to Section 6.2(c) of the Credit Agreement, for such Fiscal Quarter, the Borrower will furnish a certificate as set forth therein, among other things demonstrating compliance with the Subject Leverage Requirement, not later than the first to occur of the 15th day after quarters financial statements are required to be delivered to the SEC and the 60th day after the end of such Fiscal Quarter (the “Compliance Certificate Delivery Requirement”).

The Borrower has requested that the Required Lenders agree to postpone, and the Required Lenders do hereby agree to postpone, the Compliance Certificate Delivery Requirement until December 31, 2020 (the “Compliance Certificate Delivery Extension”); provided that, the Extension Conditions have been met.

The Borrower has further requested that the Required Lenders agree, and the Required Lenders do hereby agree to postpone the measurement of the Subject Leverage Requirement until December 31, 2020, and in furtherance thereof, not to take any action or exercise any of their rights or remedies solely as a result of any non-compliance with the Subject Leverage Requirement, until December 31, 2020 (collectively, and together with the Compliance Certificate Delivery Extension, the “Leverage Measurement Extension”); in each case provided that, the Extension Conditions have been met and that no other Default or Event of Default occurs prior to such date.  For avoidance of doubt, the Subject Leverage Requirement shall not be affected by the Subject Leverage Measurement Extension.

4.Extension Conditions.

For purposes hereof, “Extension Conditions” shall mean each of the following: on or prior to November 1, 2020, (i) the Borrower shall have delivered evidence, in form and substance reasonably satisfactory to the Administrative Agent, that Contango Oil & Gas Company has received cash proceeds of new common equity capital contributions from the holders of its Equity Interests in an aggregate amount equal to at least $25,000,000 and (ii) the Borrower shall have delivered to the Administrative Agent a true and complete executed copy of that certain Agreement and Plan of Merger, by and among the Contango Oil & Gas Company, Mid-Con Energy Partners LP, a Delaware limited partnership, (“Mid-Con”), Michael Merger sub LLC, a Delaware Limited liability company, as general partner of Mid-con, dated as of October 25, 2020.

If the Borrower fails to satisfy the Extension Conditions on or before November 1, 2020, each of the BBRD Extension, the Payment Extension and the Leverage Measurement Extension shall be void and of no further force and effect, and the Fall 2020 Scheduled Redetermination shall occur pursuant to Section 2.9 of the Credit Agreement, all payments will be made as required by Section 4.02(a) of Amendment No. 15, the Compliance Certificate Delivery shall occur and the Subject Leverage Ratio shall be measured each as originally set forth in the Credit Agreement..

5.	Miscellaneous.

Each of the Borrower and each Guarantor hereby expressly (a) acknowledges the terms of this Postponement Letter, (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly modified hereby, notwithstanding the agreement contained herein and (c) represents and warrants to the Lenders that as of the date hereof and after giving effect to this Postponement Letter:  (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (except to the extent any such representations and warranties are limited by materiality, in which case, they shall be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except to the extent any such representations and warranties are limited by materiality, in which case, they shall be true and correct in all respects) as of such specified earlier date and (ii) no Default has occurred and is continuing.

Except as expressly waived herein, all covenants, obligations and agreements of the Borrower and each of the Guarantors contained in the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms.  Without limitation of the foregoing, the foregoing agreement is hereby granted to the extent and only to the extent specifically stated herein and for no other purpose and shall not be deemed to (a) be a consent or agreement to, or waiver or modification of, or amendment to, any other term or condition of the Credit Agreement, any other Loan Document or any of the documents referred to therein, (b) except as expressly set forth herein, prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement, any other Loan Document or any of the documents referred to therein, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or the Guarantors or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit

Agreement, the other Loan Documents, or any other contract or instrument.  The agreement set forth herein does not and should not be construed to be an assurance or promise that consents or waivers will be granted in the future, whether for the matters herein stated or on other unrelated matters, or that further postponements of scheduled redeterminations will be agreed to.

This Postponement Letter shall not become effective until the Administrative Agent receives counterparts of this Postponement Letter executed by the Borrower, the Guarantors and each Lender.

This Postponement Letter (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York.

This Postponement Letter may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of this Postponement Letter by facsimile transmission or other electronic means shall be effective as delivery of a manually executed counterpart hereof.

This Postponement Letter is a “Loan Document” as defined and described in the Credit Agreement, and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

This Postponement Letter, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties.  There are no subsequent oral agreements among the parties.

[Signatures begin on next page.]

If the foregoing correctly states your understanding with respect to the matters stated in this Postponement Letter, please acknowledge by signing in the space provided below.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, as Collateral Agent and as a Lender

By:/s/ Max Gilbert

Name:Max Gilbert

Title:Vice President

Signature page

Postponement Letter

Accepted and Agreed to as of the date first written above by:

BORROWER:

MID-CON ENERGY PROPERTIES, LLC, a
Delaware limited liability company

By:Mid-Con Energy Partners, LP, a
Delaware limited partnership, its
Sole Member

By:Mid-Con Energy GP, LLC, a
Delaware limited liability company,
Its General Partner

By:/s/Sherry Morgan

Name:Sherry Morgan

Title:CEO

GUARANTOR:

MID-CON ENERGY PARTNERS, LP, a
Delaware limited partnership

By:Mid-Con Energy GP, LLC, a
Delaware limited liability company,
Its General Partner

By:/s/Sherry Morgan

Name:Sherry Morgan

Title:CEO

Signature page

Postponement Letter

LENDERS:

ROYAL BANK OF CANADA
as a Lender

By: /s/Jay T. Sartain
Name: Jay T. Sartain
Title: Authorized Signatory

Signature page

Postponement Letter

FROST BANK,
as a Lender

By: /s/Justin Armstrong
Name: Justin Armstrong
Title: Senior Vice President

Signature page

Postponement Letter

LEGAL_US_W # 105221075.2

FIFTH THIRD BANK,
as a Lender

By: /s/ Thomas Kleiderer
Name: Thomas Kleiderer
Title: Director

Signature page

Postponement Letter

CIT BANK, N.A.,
as a Lender

By: /s/Katya Evseev
Name: Katya Evseev
Title: Director

Signature page

Postponement Letter

CADENCE BANK,
as a Lender

By: /s/ Molly Wickman
Name: Molly Wickman
Title: Vice President

Signature page

Postponement Letter

WEST TEXAS NATIONAL BANK,
as a Lender

By: /s/ C. Scott Wilson
Name: C. Scott Wilson
Title: Senior Vice President

Signature page

Postponement Letter